FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity School Street Trust

Series Number	1
Fund	Fidelity Intermediate Municipal Income Fund
Trade Date	09/24/09
Settle Date	09/29/09
Security Name	CA ST A-1 3% 5/25/10 RAN
CUSIP	13063A5T7
Price	101.13
Transaction Value	$23,462,392
Aggregate Offering Value	$8,800,000,000
% of Offering	0.26%
Underwriter Purchased From	J.P. Morgan Securities Inc.
Underwriting Members: (1)	J.P. Morgan Securities Inc.
Underwriting Members: (2)	Citigroup Global Markets Inc.
Underwriting Members: (3)	De La Rosa & Co.
Underwriting Members: (4)	Alamo Capital
Underwriting Members: (5)	Backstrom McCarley Berry & Co. LLC
Underwriting Members: (6)	Barclays Capital
Underwriting Members: (7)	Blaylock Robert Van, LLC
Underwriting Members: (8)	BMO Capital Markets GKST Inc.
Underwriting Members: (9)	Calyon Securities (USA) Inc.
Underwriting Members: (10)	City National Securities, Inc.
Underwriting Members: (11)	Comerica Securities
Underwriting Members: (12)	Edward D. Jones & Co., LP
Underwriting Members: (13)	Fidelity Capital Markets
Underwriting Members: (14)	Goldman, Sachs & Co.
Underwriting Members: (15)	Great Pacific Securities
Underwriting Members: (16)	Grigsby & Associates, Inc.
Underwriting Members: (17)	Jackson Securities
Underwriting Members: (18)	Jefferies & Company, Inc.
Underwriting Members: (19)	Loop Capital Markets, LLC
Underwriting Members: (20)	Merrill Lynch & Co.
Underwriting Members: (21)	Morgan Keegan and Co., Inc.
Underwriting Members: (22)	Morgan Stanley & Co. Incorporated
Underwriting Members: (23)	Nollenberger Capital Partners Inc.
Underwriting Members: (24)	Pershing LLC
Underwriting Members: (25)	Piper Jaffray & Co.
Underwriting Members: (26)	Ramirez & Co., Inc.
Underwriting Members: (27)	Raymond James
Underwriting Members: (28)	RBC Capital Markets
Underwriting Members: (29)	Siebert Brandford Shank & Co., LLC
Underwriting Members: (30)	SL Hare Capital, Inc.
Underwriting Members: (31)	Southwest Securities, Inc.
Underwriting Members: (32)	Stone & Youngberg
Underwriting Members: (33)	The Northern Trust Company
Underwriting Members: (34)	Wachovia Bank, National Association
Underwriting Members: (35)	Wedbush Securities
Underwriting Members: (36)	Wells Fargo Institutional Securities, LLC